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                                                                   EXHIBIT 21

                           AMSCAN INC. AND AFFILIATES

                         SUBSIDIARIES OF THE REGISTRANT

                                                JURISDICTION OF
        SUBSIDIARIES                      INCORPORATION/ORGANIZATION
        ------------                      --------------------------

Amscan (Asia Pacific) Pty. Limited              Australia
Amscan de Mexico, S.A. de C.V.                  Mexico
Amscan Distributors (Canada) Ltd.               Canada
Amscan Holdings Limited                         United Kingdom
Amscan Inc.                                     New York
Amscan Partyartikel GmbH                        Germany
Amscan Svenska AB                               Sweden
Am-Source, Inc.                                 Rhode Island
JCS Realty Corp.                                New York
SSY Realty Corp.                                New York
Trisar, Inc.                                    California